UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2021

Talis Biomedical Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-40047	46-3122255
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

230 Constitution Drive Menlo Park, California 94025
(Address of principal executive offices, including zip code)

(650) 433-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TLIS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Chief Executive Officer and Director

On December 8, 2021 (the “Effective Date”), Brian J. Blaser tendered his resignation as the President and Chief Executive Officer of Talis Biomedical Corporation (the “Company”) and a member of the Board of Directors of the Company (the “Board”) to be effective immediately.

Appointment of Chief Executive Officer and Director

On December 8, 2021, the Board appointed Robert Kelley as (i) Chief Executive Officer of the Company and (ii) a member of the Board to fill the vacancy created by Mr. Blaser’s resignation, to serve as a Class II director with an initial term expiring at the Company’s 2023 Annual Meeting of Stockholders, in each case, effective on the Effective Date.

Mr. Kelley has more than 25 years of commercial leadership experience in the biotechnology industry and has served as the Company’s Chief Commercial Officer since September 2020. From October 2017 to August 2020, Mr. Kelley was Vice President, Sales and Commercial Development of Genalyte, Inc., a healthcare analytics and point-of-care diagnostics company. Prior to Genalyte, Mr. Kelley was Vice President, Marketing of Cardiff Oncology, Inc. (formerly Trovagene, Inc.), a publicly held liquid biopsy company, from March 2015 to May 2017. From December 2008 to March 2015, Mr. Kelley held various positions of increasing responsibility with Illumina Inc., a publicly held biotechnology company, including Global Sales Manager for clinical applications of Next-Generation Sequencing and Director, Market Development, New and Emerging Opportunities. Mr. Kelley received a B.S. in Biology from Duke University and an M.B.A. from the UCLA Anderson School of Management. The Board believes that Mr. Kelley’s experience as the Company’s Chief Commercial Officer and his extensive commercial leadership experience in the biotechnology and diagnostics industry qualify him to serve on the Board.

In connection with Mr. Kelley’s appointment as Chief Executive Officer, the Company entered into an offer letter with Mr. Kelley that governs the terms of his employment with the Company. Among other things, the offer letter provides for an annual base salary of $525,000 and an annual target bonus equal to 75% of his annual base salary. Mr. Kelley will also be entitled to certain travel and housing reimbursements in connection with his weekly travel from his remote working location to one of the Company’s facilities. Pursuant to the offer letter, Mr. Kelley will be granted a stock option to purchase 450,000 shares of the Company’s Common Stock. The option will be issued pursuant to the Company’s 2021 Equity Incentive Plan and will vest over a four-year period, with 25% of the shares subject to such option vesting on the one-year anniversary of the Effective Date and the balance of the shares subject to such option vesting in equal installments over the following 36 months.

Mr. Kelley will be eligible to participate in the Company’s Severance and Change in Control Plan (a copy of which is filed as Exhibit 10.6 to the Company’s Registration Statement on Form S-1 (File No. 333-252360), filed with the Securities and Exchange Commission on February 8, 2021).  There are no transactions between the Company and Mr. Kelley that require disclosure under Item 404(a) of Regulation S-K. Further, there is no arrangement or understanding between Mr. Kelley and any other persons pursuant to which Mr. Kelley was selected as an officer and director of the Company.

The foregoing description of Mr. Kelley’s offer letter is not complete and is qualified in its entirety by reference to the text of the offer letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

10.1	Offer Letter, dated December 8, 2021, by and between the Company and Robert Kelley.
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 9, 2021	TALIS BIOMEDICAL CORPORATION

	By:	/s/ J. Roger Moody, Jr.
J. Roger Moody, Jr.
Chief Financial Officer